Exhibit 25.1

FORM T-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

The Bank of New York Mellon Trust Company, N.A.

700 South Flower Street, Suite 500

Los Angeles, California 90017

Attn: The Bank of New York Mellon Trust Company, N.A.

(213) 630-6205

(Name, address and telephone number of agent for service)

TYSON FOODS, INC.

(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL OBLIGORS

Delaware	71-0225165
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2200 Don Tyson Parkway Springdale, Arkansas	72762-6999
(Address of principal executive offices)	(Zip Code)

10.50% Senior Notes due 2014

Guarantees of Senior Notes

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Name*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Carolina Brand Foods, LLC	North Carolina	2015	73-1606670
CBFA Management Corp.	Delaware	2015	76-0567117
Cobb-Vantress, Inc.	Delaware	2015	71-0628109
DFG Foods, Inc.	Delaware	2015	74-2893128
DFG Foods, LLC	Oklahoma	2015	74-2894063
Foodbrands America, Inc.	Delaware	2015	13-2535513
Foodbrands Supply Chain Services, Inc.	Delaware	2015	48-1121753
Global Employment Services, Inc.	Delaware	2015	71-0739491
Hudson Midwest Foods, Inc.	Nebraska	2015	52-1997501
IBP Foodservice, LLC	Delaware	2015	91-1789835
IBP Redevelopment Corporation	Missouri	2015	46-0455996
Madison Foods, Inc.	Delaware	2015	47-0813194
National Comp Care, Inc.	Delaware	2015	71-0773608
New Canada Holdings, Inc.	Delaware	2015	32-0216754
Oaklawn Capital Corporation	Delaware	2015	71-0781139
PBX, Inc.	Delaware	2015	47-0557612
Provemex International Holdings, Inc.	Delaware	2015	20-3651396
Rural Energy Systems, Inc.	Delaware	2015	47-0681092
Texas Transfer, Inc.	Texas	2015	47-0706817
The Bruss Company	Illinois	2015	36-2338268
The IBP Foods Co.	Delaware	2015	46-0453283
The Pork Group, Inc.	Delaware	2015	71-0815074
TyNet Corporation	Delaware	2015	71-0773610
Tyson Breeders, Inc.	Delaware	2015	62-0852669
Tyson Chicken, Inc.	Delaware	2015	71-0802999
Tyson Deli, Inc.	Delaware	2015	42-1233965
Tyson Farms, Inc.	North Carolina	2015	56-0754148
Tyson Fresh Meats, Inc.	Delaware	2015	71-0857514
Tyson Hog Markets, Inc.	Delaware	2015	36-2747500
Tyson International Holding Company	Delaware	2015	71-0761250
Tyson International Service Center Inc. Asia	Delaware	2015	47-0705297
Tyson International Service Center Inc. Europe	Delaware	2015	47-0705298
Tyson International Service Center, Inc.	Delaware	2015	47-6078636
Tyson Mexican Original, Inc.	Delaware	2015	71-0815084
Tyson of Wisconsin, Inc.	Delaware	2015	47-0728180
Tyson Poultry, Inc.	Delaware	2015	71-0815087
Tyson Prepared Foods, Inc.	Delaware	2015	48-1175514
Tyson Processing Services, Inc.	Delaware	2015	91-1853538
Tyson Receivables Corporation	Delaware	2015	36-4469996
Tyson Refrigerated Processed Meats, Inc.	Delaware	2015	51-0392340
Tyson Sales and Distribution, Inc.	Delaware	2015	71-0815086
Tyson Service Center Corp.	Delaware	2015	47-0610095
Tyson Shared Services, Inc.	Delaware	2015	71-0815073
Wilton Foods, Inc.	New York	2015	13-2506547
Zemco Industries, Inc.	Delaware	2015	11-2204462
Central Industries, Inc.	Mississippi	2015	64-0428364
FPPCI Acquisition, Inc.	Delaware	2015	27-0434040

*	The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices (except for Cobb Vantress, Inc.) is 2200 Don Tyson Parkway, Springdale, Arkansas 72762-6999, Tel. (479) 290-4000.

*	The address, including zip code, and telephone number, including area code, of the principal executive offices of Cobb Vantress, Inc. is 20634 HWY 412, Siloam Springs, Arkansas 72761, Tel. (479) 524-3166.

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act, attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 26th day of June, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ MARCELLA BURGESS
Name:	Marcella Burgess
Title:	Assistant Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Tyson Foods, Inc., The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ MARCELLA BURGESS
Name:	Marcella Burgess
Title:	Assistant Vice President

Houston, Texas

June 26, 2009

EXHIBIT 7

Consolidating domestic subsidiaries of

The Bank of New York Mellon Trust Company NA

In the state of CA at close of business on March 31, 2009

Published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

	Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Non-interest bearing balances and currency and coin		1,267
Interest-bearing balances		88,233
Securities:
Held-to-maturity securities		22
Available-for-sale securities		444,137
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		0
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		12,131
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		1
Intangible assets:
Goodwill		876,153
Other intangible assets		265,381
Other assets		153,750
Total assets		1,841,075

LIABILITIES
Deposits:
In domestic offices		1,807
Noninterest-bearing	1,807
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		268,691
Subordinated notes and debentures		0
Other liabilities		174,621
Total liabilities		445,119

Dollar Amounts in Thousands

EQUITY CAPITAL
Bank Equity Capital
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	269,980
Accumulated other comprehensive income	3,456
Other equity capital components	0
Total bank equity capital	1,395,956
Minority interest in consolidated subsidiaries	0
Total equity capital	1,395,956
Total liabilities, minority interest, and equity capital	1,841,075

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

I, Karen Bayz, Vice President
(Name, Title) of the above named bank do hereby declare that this Report of Condition is true and correct to the bets of my knowledge and belief.

Director #1	Troy Kilpatrick, Managing Director	/S/ TROY KILPATRICK

Director #2	Frank Sulzberger, Managing Director	/S/ FRANK SULZBERGER

Director #3	William Lindelof, Vice President	/S/ WILLIAM LINDELOF